                                                                   EXHIBIT 10(q)
March 3, 1997

James N. Little
193 Eliot Street
South Natick, MA 01710

Re: Consultancy with Microfluidics International Corporation

Dear Jim,

Enclosed are two originals of your Consultancy and Developments Agreement with Microfluidics. Each Agreement has a Confidentiality and Non-Disclosure Agreement and a Non-Competition Agreement attached as exhibits. Mike Lento has signed where necessary so I ask that you sign where indicated on all documents and then return one fully executed set to me for MFIC's records.

Also, I am preparing the Board of Directors Minutes from the February 11th meeting pursuant to a vote taken there you will be paid a $2,500 consulting fee for your services rendered in 1996. Mike Lento asked me to inform you that the payment for same will go out when we next do our check run - next Thursday at latest.

Finally, your Director's options for 1997 under the 1989 Non-Employee Directors Stock Option Plan should be going out to you shortly.



Yours truly,


Jack M. Swig, Esq.

cc: Michael A. Lento, President
    Dennis Riordan, Controller

                    CONSULTANCY AND DEVELOPMENTS AGREEMENT



This Agreement is made and entered into this 1st day January, 1997, by and among Microfluidics International Corporation together with its wholly owned subsidiary, Microfluidics Corporation, both being Delaware, U.S. corporations (hereinafter jointly referred to as "MICROFLUIDICS") and James N. Little Ph.D. ("referred to hereafter as the "CONSULTANT").

WHEREAS, MICROFLUIDICS desires to avail itself of the services of CONSULTANT in connection with the planning and furtherance of its sales and marketing program ("Sales/Marketing Program") to perform certain to be assigned engineering and technical tasks, and

WHEREAS, CONSULTANT desires to furnish his services to MICROFLUIDICS.

NOW THEREFORE, for and in consideration of the mutual promises and premises contained herein, MICROFLUIDICS and the CONSULTANT agree as follows:


                                   ARTICLE 1
                                     TERM
                                     ----
This Agreement shall be for an initial period of twelve (12) months from the date of its execution but will automatically renew and extend for a period of twelve (12) months unless earlier terminated by any either party at any time by the provision in writing of notice of such party's election to do so provided at least Ten (10) business days prior to the effective date of such termination.


                                   ARTICLE 2
                                    DUTIES
                                    ------
The CONSULTANT shall during the term of this Agreement generally render consultative services to MICROFLUIDICS generally relating to the sales and marketing strategy of MICROFLUIDICS for the sale of its Microfluidizer(R) materials processing equipment and such further tasks or duties as MICROFLUIDICS and CONSULTANT shall agree upon from time to time (the "Services").


                                   ARTICLE 3
                              CONTROL AND STATUS
                              ------------------

(A) The CONSULTANT shall have the exclusive right to establish its own working hours, days of work and site(s) where work is performed. The CONSULTANT is deemed to be an independent contractor for all purposes, including but not limited to payroll withholdings, Workman's Compensation Insurance, health, accident and disability insurance, and agency and authority to act on behalf of MICROFLUIDICS.

(B) CONSULTANT shall only be required to devote such time and energies to MICROFLUIDICS' consulting matters as he shall, after consultation with MICROFLUIDICS, deem reasonably necessary to accomplish the tasks undertaken.

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                                   ARTICLE 4
                          REIMBURSEMENT FOR EXPENSES
                          --------------------------
CONSULTANT will be reimbursed for certain of his expenses incurred in rendering of the Services hereunder as follows:

     A. During the term of this Agreement, the CONSULTANT shall, only with prior approval, be allowed reimbursement of actual out-of-pocket expenses incurred in connection with its activities hereunder, and shall be reimbursed on a current basis (net 30 days from the presentation of original vouchers, receipts or billing for same).

     B. Notwithstanding the foregoing and the provisions of Article 5 hereinafter, CONSULTANT shall not be entitled to bill for or seek reimbursement for travel time and expense from CONSULTANT's home or place of business to and from MICROFLUIDICS.


                                   ARTICLE 5
                                  COMPENSATION
                                  ------------

As sole compensation for the Services rendered hereunder during the initial Term Consultant shall be paid the sum of Seven Thousand Five Hundred Dollars ($7,500) payable in arrears in three equal installments on April 30th, August 31st, and December 31st.



                                   ARTICLE 6
                              CONFIDENTIAL MATTERS
                              --------------------

The CONSULTANT may receive disclosure of certain of MICROFLUIDICS' proprietary, confidential and trade secret information from time to time during the term of its consultancy. Additionally, CONSULTANT may make disclosure to MICROFLUIDICS of certain of CONSULTANTS' confidential and proprietary information. All such confidential information is hereinafter referred to as the "Information".

A.  CONFIDENTIALITY AGREEMENT
    -------------------------

As a condition precedent to the execution of this Agreement by MICROFLUIDICS the CONSULTANT and MICROFLUIDICS have entered into a Confidentiality and Non-Disclosure Agreement attached hereto as EXHIBIT A which agreement is hereby incorporated by reference (the "Confidentiality Agreement") which makes definitive provision for the parties' use, protection and handling of such
                                                                    Information.

B.  USE OF CONFIDENTIAL INFORMATION  The Information  disclosed to CONSULTANT by
    -------------------------------
MICROFLUIDICS shall be used by CONSULTANT solely in furtherance of the business objectives of the Sales/Marketing Program and his rendering of the Services hereunder and no other use of the Information is contemplated or permitted hereunder.

                                   ARTICLE 7
INVENTIONS: OWNERSHIPS AND ASSIGNMENTS : NO LICENSE : DISCLOSURE : COOPERATION
------------------------------------------------------------------------------
IN PROSECUTION OF RIGHTS AND PATENTS
------------------------------------

     (A) All equipment and/or process discoveries or inventions, whether or not protected by patent, conceived of by MICROFLUIDICS shall belong solely to MICROFLUIDICS. Any equipment discoveries or inventions made by CONSULTANT either relating to MICROFLUIDICS' proprietary Microfluidizer(R) equipment, or as a result of MICROFLUIDICS's disclosure of the Information shall be the property MICROFLUIDICS and shall be assigned to MICROFLUIDICS by CONSULTANT at MICROFLUIDICS' request and expense. Nothing contained herein shall be construed as granting to CONSULTANT any license, or other rights of any kind or nature with respect to any equipment, invention, discovery or intellectual property of the disclosing party relating to disclosed Information whether or not covered by any patent heretofore or hereafter issued to MICROFLUIDICS. HOWEVER, IN NO EVENT SHALL CONSULTANT HAVE ANY CLAIM TO ANY EQUIPMENT MODIFICATION, IMPROVEMENT, OR PROCESS RELATING IN ANY WAY TO THE MICROFLUIDIZER(R) MATERIALS PROCESSING EQUIPMENT OR ANY COMPONENT THEREOF.

All process discoveries or inventions that are outside the scope of the CONSULTANT's Services and related to MICROFLUIDICS''s proprietary equipment whether or not protected by patent, conceived of by CONSULTANT shall belong solely to MICROFLUIDICS. CONSULTANT agrees to transfer and assign all right, title and interest in and to such inventions to MICROFLUIDICS. CONSULTANT will, both during and after the term of this Agreement, execute such patent applications and other documents, assist in patent prosecution, and take such other action as are reasonably necessary to establish and protect MICROFLUIDICS' intellectual property rights, all such activity to be at MICROFLUIDICS's sole expense.

     (B) The CONSULTANT agrees to promptly disclose to MICROFLUIDICS complete information concerning each and every invention, device, technology, patentable or copyrightable material whether considered by the CONSULTANT as patentable or copyrightable or not, made, developed, perfected devised, conceived or reduced to practice by the CONSULTANT relating to the Sales/Marketing Program as a result of his rendering of its Services, whether made separately or jointly with MICROFLUIDICS during the term of this Agreement without additional compensation, and to any and all applications for Letters of Patent, and copyrights covering same in the United States as well as any other foreign country.

     (C) The CONSULTANT agrees that at all times during the term of this Agreement or thereafter, upon request, to do all lawful acts, including the execution of papers, documents, oaths and the giving of testimony, that in opinion of MICROFLUIDICS may be necessary or desirable for obtaining, sustaining, reissuing or renewing, and for enforcing, perfecting, recording and maintaining MICROFLUIDICS' patent applications, patent and/or copyright registrations both in the United States and for foreign patents and copyright registrations on such copyrightable material. CONSULTANT shall be compensated for time expended on such matters at reasonable rates to be determined among the parties.

     (D) As to any invention or copyrightable material which relates to the business, products, devices, practices, inventions or techniques of MICROFLUIDICS concerning technologies which were made, developed, conceived, reduced to practice or written by the CONSULTANT while rendering its Services, whether separately or together with others during the term of this Agreement and which the CONSULTANT claims for any reason to belong to an entity or person other than MICROFLUIDICS, the CONSULTANT shall promptly disclose the same to MICROFLUIDICS and shall not disclose the same to others.


                                  ARTICLE  8
                            BUSINESS OPPORTUNITIES
                            ----------------------

The CONSULTANT shall not, during the term of this Agreement directly or indirectly, appropriate or exploit for its personal benefit or that of any other person or entity any business opportunity in any way related to the business of MICROFLUIDICS without the express written permission of MICROFLUIDICS and shall inform MICROFLUIDICS of each such opportunity as promptly as is practicable after he or it is informed or otherwise becomes aware or apprised thereof. Further, the CONSULTANT will be restricted as to its ability to compete with MICROFLUIDICS during and after the Term hereof by a Non-Competition Agreement attached hereto as EXHIBIT B, which is hereby incorporated by reference.



                                  ARTICLE  10
                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------
The CONSULTANT warrants, represents and covenants as follows:

   (a) he has the full right and capacity to enter into this Agreement and to perform all of its obligations hereunder, and neither this Agreement nor the performance of any of its obligations hereunder are in violation of any other agreement or instrument to which it is a party or by which it may be bound.

    (b) he shall not willfully or recklessly make any proprietary claims or use any technology or invention that would infringe on the patent, copyright or other proprietary intellectually property rights of any third party, without first obtaining written permission or license from such party.



                                   ARTICLE 11
                                 NON-REVELATION
                                 --------------

CONSULTANT shall not, without MICROFLUIDICS' prior written consent, disclose to any party the fact or existence of this Agreement or the related agreements and the relationship contemplated hereby, any terms, conditions, facts, details, or status with respect to this Agreement or the business or technical affairs and matters of MICROFLUIDICS, specifically including the Sales/Marketing program.

                                  ARTICLE  12
                              TERMINATION:  BREACH
                              --------------------
12.1 Notwithstanding the above, either party may terminate this Agreement upon the occurrence of any of the following:

     (a) CONSULTANT's breach of any of the provisions of the Confidentiality Agreement;

     (b)  breach of any warranty, representation or covenant by the CONSULTANT;

     (c)  the bankruptcy or death of  CONSULTANT.

     (d)  failure by either party to perform any material obligation hereunder.



                                  ARTICLE  13
                                   ASSIGNMENT
                                   ----------

The CONSULTANT may not assign either this Agreement or its rights and/or obligations hereunder (except for an assignment to MICROFLUIDICS) without the prior written consent of MICROFLUIDICS.

                                   ARTICLE 14
                                     NOTICE
                                     ------
Any notice which by any provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes if sent by the United Stated Postal Service, postage prepaid, certified mail with return receipt or by Federal Express or other private expedited carrier or delivery service with signature required with all charges prepaid to the parties at their respective addresses below:

If to MICROFLUIDICS TO:       Michael A. Lento, President
                      Microfluidics International Corporation
                                  30 Ossipee Road
                               Newton, MA 02164-9101

If to CONSULTANT to:
                                James N. Little
                                193 Eliot Street
                             South Natick, MA 01710


                                  ARTICLE  15
                        DEFINITIVE AGREEMENT:  AMENDMENT
                        --------------------------------

This Agreement and any schedule hereto, together with the Confidentiality Agreement and the Non- Competition Agreement, constitutes the entire agreement between the parties relating to the subject matter hereof, supersedes any previous written or oral understandings or agreements and may only be amended in writing by the parties.

                                   ARTICLE 16
                              RIGHTS AND REMEDIES
                              -------------------

The parties agree that in the event a breach or threatened breach of this Agreement, MICROFLUIDICS' available damages and remedies at law would be inadequate in that irreparable injury might be sustained by MICROFLUIDICS and, accordingly, MICROFLUIDICS shall have the right to obtain temporary and/or permanent injunctive relief or its equivalent under domestic or foreign law against CONSULTANT and his agents to prevent the violation of an affirmative or negative covenant as well as all other remedies that may be available to
MICROFLUIDICS.   All legal and equitable rights, remedies and damages available to MICROFLUIDICS shall be considered cumulative and the use or choice of a particular remedy, damage or relief shall not preclude MICROFLUIDICS' further exercise of other rights, remedies and damages. Damages and relief shall specifically include an equitable accounting of all earnings, profits and other benefits arising from a breach or violation including lost income potential and lost business opportunity. No delay or omission in exercising any rights under this Agreement shall operate as a waiver of that or any other right; a waiver or consent given by MICROFLUIDICS on a certain occasion is effective only in that instance and shall not constitute or be construed as a bar to, or a waiver of any right on any other occasion, unless otherwise agreed to by MICROFLUIDICS.


                                  ARTICLE  17
                   GOVERNING LAW: CONSTRUCTION: JURISDICTION
                   -----------------------------------------

This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, U.S.A. as an instrument under seal without regard to its internal conflict of laws provision. The parties hereby consent to the jurisdiction of the courts of the Commonwealth of Massachusetts or such other jurisdiction as MICROFLUIDICS may find more convenient or effective for the prosecution of any action hereunder.


                                   ARTICLE 18
                                  SEVERABILITY
                                  ------------

The parties agree that the provisions of this Agreement are severable. If any provision hereof shall be declared to be invalid or unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of the Agreement, and such provision shall be reformed and construed to the extent permitted by law so that the remainder is valid and enforceable.


                                   ARTICLE 19
                                    SURVIVAL
                                    --------

A termination hereunder shall only serve to stop the transfer of Information and such termination shall not alter or affect CONSULTANT's obligations under Articles 6 or 7 of this Agreement or the provisions of the Confidentiality Agreement or the Non-Competition Agreement whether arising prior to or after termination, which obligations shall specifically survive termination and continue in full force and effect.

                                  ARTICLE  20
                         BINDING NATURE OF OBLIGATIONS
                         -----------------------------
The obligations of CONSULTANT under this Agreement shall be binding respectively upon any executors or administrators.

                                  ARTICLE  21
                                  COUNTERPARTS
                                  ------------
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



IN WITNESS WHEREOF, the CONSULTANT and MICROFLUIDICS have each caused this Agreement to be executed as a sealed instrument, and to be delivered one to another as of the day, month and year first written above.



                         ______________________________
                                James N. Little



                    MICROFLUIDICS INTERNATIONAL CORPORATION

                  By:_________________________________________
                          Michael A. Lento, President